Exhibit 10.15
BANK OF AMERICA, N.A.
LOAN AGREEMENT
     This Loan Agreement (the “Agreement”) dated as of June 1, 2007, by and between BANK OF AMERICA, N.A., a national banking association (“Lender”) and the Borrower described below.
     In consideration of the Loan or Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:
     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:
          Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles (“GAAP”), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3(h) hereof.
          Account Pledge Agreement. Account Pledge Agreement means the Pledge Agreement executed by the Guarantors in favor of Lender dated even date therewith, together with all modifications and substitutions thereof.
          Aggregation Account. Aggregation Account means the blocked account maintained by Borrower with Lender under account number 229008346165 (or any substitution thereof).
          BlueCrest. BlueCrest shall have the meaning set forth in Section 2 hereof.
          Borrower. BIOHEART, INC., a Florida corporation
          Borrower’s Address. 13794 N.W. 4th Street, Suite 212, Sunrise, Florida 33325.
          Certificate of Deposit Pledge Agreement. Certificate of Deposit Pledge Agreement means that certain agreement executed by Magellan pledging certificates of deposit to Lender, together with all modifications and substitutions thereof.
          Collateral. Collateral shall mean: (i) the account pledged by the Guarantor pursuant to the Account Pledge Agreement dated even date herewith, together with all modifications and substitutions thereof; (ii) the certificates of deposit pledged by Magellan pursuant to the Certificate of Deposit Pledge Agreement dated even date herewith, together with all modifications and substitutions thereof; and (iii) the Letters of Credit.

          Guarantor. Guarantor shall mean HOWARD J. LEONHARDT and BRENDA LEONHARDT, jointly and severally. The Continuing Limited Guaranty executed by each Guarantor is hereinafter collectively referred to as “Guaranty.”
          Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.
          Letters of Credit. Letters of Credit mean the Letters of Credit issued on behalf of the Letter of Credit Sponsors.
          Letter of Credit Sponsors. Letter of Credit Sponsors means R&A Spencer Family Limited Partnership, a Nevada limited partnership, Dr. William Murphy, Jr., Bruce Carson and any other person or entity causing letter(s) of credit to be issued for the benefit of the Borrower to secure the Loan.
          Loan Documents. Loan Documents means this Loan Agreement, the Note, the Certificate of Deposit Pledge Agreement, the Account Pledge Agreement, and all other documents, instruments, guarantees, letters of credit, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with the Loan.
          Indebtedness. Indebtedness means the indebtedness evidenced by the Note or any other Loan Document, including all principal and interest together with all other indebtedness and costs and expenses for which Borrower or Guarantor or any other borrower, guarantor, pledgor, obligor or accommodation party is responsible under this Agreement or under any of the Loan Documents, including any swap, option or forward obligations.
          Magellan. Magellan means Magellan Group Investments LLC.
          Senior Loan Agreement. Senior Loan Agreement means the Loan and Security Agreement between Borrower and BlueCrest dated as of on or about the date hereof.
          Subordination Agreement. Subordination Agreement means the Subordination Agreement between Lender and BlueCrest dated on or about the date hereof.
     2. LOAN. Lender hereby agrees to make a loan (the “Loan”) to Borrower in the principal face amount of $5,000,000.00. The obligation to repay the Loan is evidenced by that certain promissory note dated even date herewith in the original principal amount of $5,000,000.00 (said promissory note, together with all renewals, extensions or rearrangements thereof being hereafter individually and collectively, as the case may be, referred to as the “Note”). All terms governing the repayment, interest rate and maturity date of the Loan shall be as set forth in the Note.
     Lender agrees and acknowledges that the right of the Lender to receive payments hereunder and under the other Loan Documents are subordinated to the rights of BlueCrest Capital Finance, L.P. (“BlueCrest”) to receive payments from the Borrower of all amounts

(including without limitation, principal, interest, and prepayment premiums) under the Promissory Note, dated on or about the date herewith, made by Borrower in favor of BlueCrest, and the related Loan and Security Agreement by and between Borrower and BlueCrest; provided, that, the foregoing subordination is not applicable to, and Lender shall have the first priority lien and security interest in: (i) the amounts held in the Aggregation Account; (ii) Lender’s right to proceed and collect under the Guaranty; (iii) Lender’s right to proceed against the certificates of deposit under the Certificate of Deposit Pledge Agreement; (iv) Lender’s right to proceed against the account being pledged under the Account Pledge Agreement; (v) Lender’s right to proceed to draw upon the Letters of Credit; and/or (vi) Lender’s rights to proceed against any other Collateral to secure Borrower’s obligations hereunder and the other Loan Documents.
     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:
          (a) Good Standing. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Florida, and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.
          (b) Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.
          (c) Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.
          (d) Litigation. Except as referenced on Exhibit 3(d), there is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority.
          (e) No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement (including, without limitation, the Senior Loan Agreement and the Subordination Agreement), mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.
          (f) Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except for the security interest of BlueCrest and except for any liens that might arise by contract or operation of law pursuant to intellectual property license agreements to which the Borrower is a party.

          (g) Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.
          (h) Financial Statements. The financial statements of Borrower heretofore delivered to Lender have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower’s financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower’s financial condition or operations since the date of the financial statements. All factual information furnished by Borrower to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.
          (i) Place of Business. Borrower’s chief executive office is located at 13794 N.W. 4th Street, Sunrise, Florida 33325.
          (j) Environmental. The conduct of Borrower’s business operations and the condition of Borrower’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
          (k) This space is intentionally left blank.
          (l) Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.
     4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):
          (a) Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.
          (b) Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower’s financial condition, reputation or operations or Lender’s rights under the Loan Documents, (ii) any litigation in excess of $50,000 is filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $10,000.00.

          (c) Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.
          (d) Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.
          (e) Environmental Matters. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower’s business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Lender of any remedial action taken by Borrower with respect to Borrower’s business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower’s places of business or at any other property owned by Borrower except such materials as are incidental to Borrower’s normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower’s places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower’s business operations within five (5) days of the request therefor.
          (f) Security. As additional security for the Note, Borrower shall cause: (i) the Guarantors to execute and deliver to Lender the Account Pledge Agreement; (ii) Magellan to execute and deliver to Lender the Certificate of Deposit Pledge Agreement; and (iii) the Letter of Credit Sponsors to deliver the Letters of Credit to the Lender in the minimum amount of $2,250,000 in the aggregate. Lender will make a good faith effort to promptly liquidate the Collateral pledged by the Guarantor, Magellan and the Letter of Credit Sponsors following written notice from the Borrower to Lender that any of them failed to timely make the payment into the Aggregation Account as contemplated in Section 6 of this Agreement provided, however, the foregoing shall not preclude the Lender from pursuing any remedies against the Borrower following a default hereunder except as expressly set forth in the Subordination Agreement. In addition, in the event the outstanding principal amount due under the Indebtedness is less than $5,000,000 as of the Maturity Date and the Indebtedness has not been paid by the Maturity Date, then the Lender will make a good faith effort to promptly liquidate the

Collateral pledged by the Guarantor and the Letter of Credit Sponsors prior to liquidating the Collateral pledged by Magellan.
          (g) Purpose. The proceeds of the Loan shall be used solely for Borrower’s working capital and other corporate purposes. The proceeds of the Loan shall not be used directly or indirectly for the purpose of purchasing or carrying “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or to reduce or retire indebtedness incurred for such purpose.
     5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):
          (a) Transfer of Assets. Sell, lease, assign or otherwise dispose of or transfer any assets for less than reasonably equivalent value, except in the normal course of its business.
          (b) Change of Ownership. Other than by virtue of dilution, cause, permit, or suffer any change, direct or indirect, in the Guarantor’s ownership in the Borrower. Without limiting the generality of the foregoing, and notwithstanding any dilution, Borrower will not cause, permit, or suffer any change, direct or indirect, in the Guarantor’s ownership in the Borrower whereby the Guarantor maintains less than five (5%) percent of the ownership and voting control of the Borrower.
          (c) Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.
          (d) Management Change. Make any substantial change in its present executive or management personnel whereby Howard J. Leonhardt fails to remain on the board of directors of the Borrower.
     6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if Borrower shall default in the payment of any amounts due and owing under the Loan or should Borrower, either Guarantor, any Letter of Credit Sponsor, and/or any pledgor of any of the Collateral fail(s) to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Lender or any affiliate or subsidiary of Bank of America Corporation, if any such failure is not cured within any applicable cure period. In addition, an event of default under the Senior Loan Agreement shall constitute a default under this Agreement. By their respective joinders herein, the Guarantor, each Letter of Credit Sponsor and Magellan each acknowledges and agrees as follows: (i) they consent to the terms of the Loan Documents, including this Agreement; (ii) in the event the Guarantor, any Letter of Credit Sponsor, and/or Magellan fail to make its pro-rata portion of the first payment due under the Note into the Aggregation Account at least five (5) days prior to the date the payment is due from Borrower to Lender (and/or fail to make the balloon payment of principal and interest as and when due, or otherwise instruct Lender to liquidate their respective Collateral to be applied to the payments due under the Note in lieu of an actual payment being made), then such failure shall constitute an event of default by the Guarantor, each Letter of Credit Sponsor and Magellan under the Collateral and Lender may, without further notice, proceed immediately to pursue all remedies thereunder notwithstanding whether any default by the Borrower then exists under the Loan Documents; (iii) the Lender may pursue all rights and remedies against the Collateral notwithstanding any terminology in the Loan Documents which may provide that the payments due from the Borrower to the Lender are: (x) subordinated to BlueCrest; and/or (y) “suspended” or other similar terminology; (iv) Guarantor, each Letter of Credit Sponsor and Magellan are ultimately responsible to make payments to the Aggregation Account and/or to the Lender directly and/or to instruct Lender to liquidate their respective Collateral to cause the payments to be timely made under the Note notwithstanding the “Borrower Payment Suspension” (as defined in the Note) or any other failure and/or restriction on the Borrower’s payment under the Note, regardless of any lack of payment by the Borrower to the Lender directly; and (v) all obligations of the Guarantor to Magellan, each Letter of Credit Sponsor and/or the Borrower and all obligations of Magellan to Guarantor , each Letter of Credit Sponsor and/or the Borrower are subordinated in terms of payment and priority to the interests of Lender until the Indebtedness is paid in full.
     7. REMEDIES UPON DEFAULT. If an event of default shall occur, Lender shall, subject to the terms of the Subordination Agreement, have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity including, without limitation, the right to draw upon the letters of credit, the certificate(s) of deposit, and accounts constituting the Collateral.
     8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower:	Bioheart, Inc.
13794 N.W. 4th Street, Suite 212
Sunrise, Florida 33325
Attention: William Kline

Lender:	Bank of America, N.A.
Charlotte CCS, Attn: Notice Desk
200 South College Street, 13th Floor
Charlotte, NC 28255
or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:
          (a) If sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. Mail, first class postage prepaid;
          (b) If sent by any other means, upon delivery or refusal of delivery.

     9. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys’ fees incurred by Lender in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys’ fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.
     10. MISCELLANEOUS. Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:
          (a) Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.
          (b) Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.
          (c) Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.
          (d) Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.
          (e) Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.
          (f) Indemnification. Notwithstanding anything to the contrary contained in Section 10(g), Borrower shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys’ fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, unless caused by the Lender’s gross negligence or willful misconduct.
          (g) Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Lender to make any Advances under the Line shall not have expired.
          (h) USA PATRIOT ACT. LENDER HEREBY NOTIFIES BORROWER THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT (TITLE III OF PUB. L. 107-56 (SIGNED INTO LAW OCTOBER 26, 2001) (THE “ACT”), LENDER IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES BORROWER, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF BORROWER AND OTHER INFORMATION THAT WILL ALLOW LENDER TO IDENTIFY BORROWER IN ACCORDANCE WITH THE ACT.
          (i) Affiliate Sharing Notice. Notice to Individual Borrowers, Guarantors and Pledgors (“Obligors”): From time to time Lender may share information about the Obligor’s experience with Bank of America Corporation (or any successor company) and its subsidiaries and affiliated companies (the “Affiliates”). The Lender may also share with the Affiliates credit-related information contained in any applications, from credit reports and information it may obtain about the Obligor from outside sources. If the Obligor is an individual, the Obligor may instruct the Lender not to share this information with the Affiliates. The Obligor can make this election by (1) calling the Lender at 1.888.341.5000, (2) visiting the Lender online at www.bankofamerica.com, selecting “Privacy & Security,” and then selecting “Set Your Privacy Preferences,” or (3) contacting the Obligor’s client manager or local banking center. To help the Lender complete the Obligor’s request, the Obligor should include the Obligor’s name, address, phone number, account number(s) and social security number. If the Obligor makes this election, certain products or services may not be made available to the Obligor. This request will apply to information from applications, consumer reports and other outside sources only, and may take six to eight weeks to be fully effective. Through the normal course of doing business, including servicing the Obligor’s accounts and better serving the Obligor’s financial needs, the Lender will continue to share transaction and account experience information, as well as other general information among the Affiliates. The Lender may change this policy from time to time. Visit our website, www.bankofamerica.com, for the latest policy.
     11. THIS PARAGRAPH, INCLUDING THE SUBPARAGRAPHS BELOW, IS REFERRED TO AS THE “DISPUTE RESOLUTION PROVISION.” THIS DISPUTE RESOLUTION PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.
          (a) THIS DISPUTE RESOLUTION PROVISION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT

NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (I) THIS AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (II) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY A “CLAIM”). FOR THE PURPOSES OF THIS DISPUTE RESOLUTION PROVISION ONLY, THE TERM “PARTIES” SHALL INCLUDE ANY PARENT CORPORATION, SUBSIDIARY OR AFFILIATE OF THE LENDER INVOLVED IN THE SERVICING, MANAGEMENT OR ADMINISTRATION OF ANY OBLIGATION DESCRIBED OR EVIDENCED BY THIS AGREEMENT.
          (b) AT THE REQUEST OF ANY PARTY TO THIS AGREEMENT, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE “ACT”). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.
          (c) ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE THEN-CURRENT RULES AND PROCEDURES FOR THE ARBITRATION OF FINANCIAL SERVICES DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THEREOF (“AAA”), AND THE TERMS OF THIS DISPUTE RESOLUTION PROVISION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS DISPUTE RESOLUTION PROVISION SHALL CONTROL. IF AAA IS UNWILLING OR UNABLE TO (I) SERVE AS THE PROVIDER OF ARBITRATION OR (II) ENFORCE ANY PROVISION OF THIS ARBITRATION CLAUSE, THE LENDER MAY DESIGNATE ANOTHER ARBITRATION ORGANIZATION WITH SIMILAR PROCEDURES TO SERVE AS THE PROVIDER OF ARBITRATION.
          (d) THE ARBITRATION SHALL BE ADMINISTERED BY AAA AND CONDUCTED, UNLESS OTHERWISE REQUIRED BY LAW, IN ANY U.S. STATE WHERE REAL OR TANGIBLE PERSONAL PROPERTY COLLATERAL FOR THIS CREDIT IS LOCATED OR IF THERE IS NO SUCH COLLATERAL, IN THE STATE SPECIFIED IN THE GOVERNING LAW SECTION OF THIS AGREEMENT. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED FIVE MILLION DOLLARS ($5,000,000), UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN NINETY (90) DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN THIRTY (30) DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL SIXTY (60) DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND HAVE JUDGMENT ENTERED AND ENFORCED.

          (e) THE ARBITRATOR(S) WILL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM AND MAY DISMISS THE ARBITRATION ON THE BASIS THAT THE CLAIM IS BARRED. FOR PURPOSES OF THE APPLICATION OF ANY STATUTES OF LIMITATION, THE SERVICE ON AAA UNDER APPLICABLE AAA RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S), EXCEPT AS SET FORTH AT SUBPARAGRAPH (H) OF THIS DISPUTE RESOLUTION PROVISION. THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.
          (f) THIS PARAGRAPH DOES NOT LIMIT THE RIGHT OF ANY PARTY TO: (I) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (II) INITIATE JUDICIAL OR NON-JUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (III) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (IV) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.
          (g) THE FILING OF A COURT ACTION IS NOT INTENDED TO CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE SUING PARTY, THEREAFTER TO REQUIRE SUBMITTAL OF THE CLAIM TO ARBITRATION.
          (h) ANY ARBITRATION OR TRIAL BY A JUDGE OF ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS WITHOUT RESORT TO ANY FORM OF CLASS OR REPRESENTATIVE ACTION (THE “CLASS ACTION WAIVER”). REGARDLESS OF ANYTHING ELSE IN THIS DISPUTE RESOLUTION PROVISION, THE VALIDITY AND EFFECT OF THE CLASS ACTION WAIVER MAY BE DETERMINED ONLY BY A COURT AND NOT BY AN ARBITRATOR. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THE CLASS ACTION WAIVER IS MATERIAL AND ESSENTIAL TO THE ARBITRATION OF ANY DISPUTES BETWEEN THE PARTIES AND IS NONSEVERABLE FROM THE AGREEMENT TO ARBITRATE CLAIMS. IF THE CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE, THEN THE PARTIES’ AGREEMENT TO ARBITRATE SHALL BE NULL AND VOID WITH RESPECT TO SUCH PROCEEDING, SUBJECT TO THE RIGHT TO APPEAL THE LIMITATION OR INVALIDATION OF THE CLASS ACTION WAIVER. THE PARTIES ACKNOWLEDGE AND AGREE THAT UNDER NO CIRCUMSTANCES WILL A CLASS ACTION BE ARBITRATED.

          (i) BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS WAIVER OF JURY TRIAL SHALL REMAIN IN EFFECT EVEN IF THE CLASS ACTION WAIVER IS LIMITED, VOIDED OR FOUND UNENFORCEABLE. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.
     12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER: BIOHEART, INC., a Florida corporation
By:	/s/ (SEAL)
Name:
Title:

BANK: BANK OF AMERICA, N.A.
By:	(SEAL)
Name:
Title:

JOINDER
     The undersigned join into this Agreement to acknowledge, consent and agree to the provisions of Section 6 of this Agreement.

Howard J. Leonhardt

Brenda Leonhardt

MAGELLAN GROUP INVESTMENTS LLC
By:
	Name:	Print
Title:

R&A SPENCER FAMILY LIMITED PARTNERSHIP
By:
Richard T. Spencer, III
Managing Partner

/s/
William Murphy, Jr., M.D.

Bruce Carson

Exhibit 3(d)
Litigation / Threatened Proceeding
Law Litigation
     On March 9, 2007, Peter K. Law, Ph.D. and Cell Transplants Asia, Limited, or the Plaintiffs, filed a complaint against Bioheart, Inc. (referred to herein as “us” or “we”) and Howard J. Leonhardt, individually, in the United States District Court, Western District of Tennessee. On February 7, 2000, we entered a license agreement, or the Original Law License Agreement, with Dr. Law and Cell Transplants International pursuant to which Dr. Law and Cell Transplants International granted us a license to certain patents, including the Primary MyoCell Patent, or the Law IP. The parties executed an addendum to the Original Law License Agreement, or the License Addendum, in July 2000, the provisions of which amended a number of terms of the Original License Agreement.
     More specifically, the Original License Agreement provided, among other things:
•	The parties agreed that we would issue, and we did issue, to Cell Transplants International a five-year warrant exercisable for 1.2 million shares of our common stock at an exercise price of $8.00 per share instead of, as originally contemplated under the Original Law License Agreement, issuing to Cell Transplants International or Dr. Law 600,000 shares of our common stock and options to purchase 600,000 shares of our common stock at an exercise price of $1.80.

•	The parties agreed that our obligation to pay Cell Transplants International a $3 million milestone payment would be triggered upon our commencement of a bona fide U.S. Phase II human clinical trial that utilizes technology claimed under the Law IP instead of, as originally contemplated under the Original Law License Agreement, upon initiation of a FDA approved human clinical trial study of such technology in the United States.
     The Plaintiffs are not challenging the validity of our license of the Law IP, but rather are alleging and seeking, among other things, a declaratory judgment that the License Addendum fails for lack of consideration. Based upon this argument, the Plaintiffs allege that we are in breach of the terms of the Original Law License Agreement for failure to, among other things, (i) issue to Cell Transplants International or Peter Law the 600,000 shares of our common stock and options to purchase 600,000 shares of our common stock contemplated by the Original Law License Agreement and (ii) pay Cell Transplants International the $3 million milestone payment upon our commencement of a FDA approved human clinical study of MyoCell in the United States.
     The Plaintiffs have alleged, among other things, certain other breaches of the Original Law License Agreement not modified by the License Addendum including a purported breach of our obligation to pay Plaintiffs royalties on gross sales of products that directly read upon the claims of the Primary MyoCell Patent and a purported breach of the contractual restriction on sublicensing the Primary MyoCell Patent to third parties. The Plaintiffs are also alleging that we and Mr. Leonhardt engaged in a civil conspiracy against the Plaintiffs and that the court should toll any periods of limitation running against the Plaintiffs to bring any causes of action arising from or which could arise from the alleged breaches.

     In addition to seeking a declaratory judgment that the License Addendum is not enforceable, the Plaintiffs are also seeking an accounting of all revenues, remunerations or benefits derived by us or Mr. Leonhardt from sales, provision and/or distribution of products and services that read directly on the Law IP, compensatory and punitive monetary damages and preliminary and permanent injunctive relief to prohibit us from sublicensing our rights to third parties.
     We believe this lawsuit is without merit and intend to defend the action vigorously. While the complaint does not appear to challenge our rights to license this patent and we believe this lawsuit is without merit, this litigation, if not resolved to the satisfaction of both parties, may adversely impact our relationship with Dr. Law and could, if resolved unfavorably to us, adversely affect our MyoCell commercialization efforts.
Threatened Proceeding
     We received notice of a potential claim by an existing shareholder, Steve May. Mr. May claims that he filed a complaint with the Securities and Exchange Commission on May 15, 2007 apparently in connection with a request that the Company transfer to his name certain shares that were previously issued in the name of another shareholder. Our counsel is currently attempting to contact Mr. May to discuss the details of the transfers Mr. May is seeking to make. As best as we can tell, the issue involves no more than 12,500 shares, but we are still seeking to understand Mr. May’s position/rights.